FOR IMMEDIATE RELEASE

Kingstone Reports First Quarter 2025 Results

Achieves Sixth Consecutive Quarter of Profitability; Reaffirms Full Year 2025 Guidance

Kingston, NY — May 8, 2025 – Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced its financial results for the first quarter ended March 31, 2025. The Company will hold its first quarter 2025 financial results conference call on Friday, May 9, 2025, at 8:30 a.m. Eastern Time. With this release, the Company has provided an investor presentation that can be accessed through the Investor Relations/Events & Presentations section of the Company website (www.kingstonecompanies.com).

Key Financial and Operational Highlights
	Three Months Ended
($ in thousands, except per share data)	March 31,
	2025	2024	Change
Direct premiums written[1] - Core Business[2]	$57,175	$46,587	22.7%
Net combined ratio	93.7%	93.3%	0.4pts
Net Income	$3,883	$1,427	172.1%
Net Income per share - basic	$0.29	$0.13	123.1%
Net Income per share - diluted	$0.27	$0.12	125.0%
Return on equity - annualized	20.8%	16.4%	4.4pts

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, “We are pleased to report increased profitability and strong premium growth in the first quarter of 2025, reflecting the strength of our core business and disciplined execution. We achieved 23% growth in our core business direct premiums written, driven by the continuing favorable competitive landscape that creates meaningful opportunities for our producers to write high-quality, profitable new business in Downstate New York. Net premiums earned were exceptionally strong, reflecting the surge in new business writings in the second half of last year that are earning in at an accelerated pace over time, along with the return premium from the reduction in our quota share that has also started to earn in. This growth in earned premium will be a tailwind for our results throughout the year".

“From a profitability standpoint, we achieved our sixth consecutive quarter of profitability, with a combined ratio of 93.7%, a 0.4 percentage point increase from the 2024 first quarter. Catastrophe losses were 3.5 percentage points lower than the prior year period and below our historical run-rate driven by the mild winter. We also experienced lower overall frequency, highlighting the strength of our disciplined underwriting and prudent risk selection. This improvement, however, was offset by an increase in severity due to a higher incidence of fire losses during the quarter, which is not atypical for this time of year".

Ms. Golden concluded, “We delivered a strong quarter, achieving a remarkable 172% increase in net income. We are confidently maintaining our momentum in writing new business in this evolving market and take pride that we have effectively navigated the inherent risks in this environment. We remain optimistic about Kingstone's prospects for 2025 and beyond, and look forward to reporting on the Company's continued developments.”

Guidance (see “Disclaimer and Forward-Looking Statements” below)

The Company reaffirms guidance for fiscal year 2025, calculated based on anticipated net premiums earned of approximately $184 million, and is as follows:

Guidance Metrics	2025E
Core Business[2] direct premiums written growth	15% to 25%
Net combined ratio	81% to 85%
Net income per share – basic	$1.90 to $2.30
Net income per share – diluted	$1.75 to $2.15
Return on equity	27% to 35%

The following reflects the impact of dilution on total shares outstanding for the three months ended March 31, 2025 and full year 2025 guidance:

Common Stock Metrics	Three Months Ended	2025E
(shares in millions)	March 31, 2025
Weighted average shares outstanding – basic	13.5	13.7
Weighted average shares outstanding – diluted	14.3	14.3
Total shares outstanding as of end of period – basic	13.8	13.8
Total shares outstanding as of end of period – diluted	14.8	14.8

Consolidated Financial Results

Consolidated Financial Results	Three Months Ended
($ in thousands, except per share data)	March 31,
	2025	2024	Change
Direct premiums written[1]	$58,175	$49,325	17.9%
Net premiums earned	$43,523	$28,820	51.0%

Net investment income	$2,049	$1,503	36.3%
Net (loss)/gain on investments	($138)	$726	NM
Gain on sale of real estate	$1,966	$0	NM

Underlying loss ratio[1]	62.1%	58.8%	3.3pts
Net development of prior year losses	(1.4)%	(2.0)%	0.6pts
Net loss ratio excluding the effect of catastrophes[1]	60.7%	56.8%	3.9pts
Catastrophe loss ratio[1]	1.7%	5.2%	(3.5)pts
Net loss ratio	62.4%	62.0%	0.4pts
Net underwriting expense ratio	31.3%	31.3%	—pts
Net combined ratio	93.7%	93.3%	0.4pts

Adjusted EBITDA[1]	$4,256	$2,934	45.1%
Net Income	$3,883	$1,427	172.1%
Net Income per share - basic	$0.29	$0.13	123.1%
Net Income per share - diluted	$0.27	$0.12	125.0%
Return on equity - annualized	20.8%	16.4%	4.4pts

Other comprehensive income/(loss)	$2,223	($440)	NM
Operating net income[1]	$2,439	$853	185.9%
Operating net income per share - basic[1]	$0.18	$0.08	125.0%
Operating net income per share - diluted[1]	$0.17	$0.07	142.9%
Operating return on equity[1]	3.3%	2.4%	0.9pts
Operating return on equity[1] - annualized	13.1%	9.7%	3.4pts

Book value per share - diluted	$5.57	$2.80	98.9%
Book value per share - diluted excluding AOCI	$6.24	$3.80	64.2%
NM = Not Meaningful

Core Business Results (New York Only)
The Company refers to its New York policies as its Core Business.

Core Business Results (New York Only)	Three Months Ended
($ in thousands, except percentages)	March 31,
	2025	2024	Change
Direct premiums written[1,3]	$57,175	$46,587	22.7%
Net premiums earned	$42,257	$26,556	59.1%
Net loss ratio excluding the effect of catastrophes[1,3]	62.0%	54.1%	7.9pts
Catastrophe loss ratio[1,3]	1.5%	3.8%	(2.3)pts
Net loss ratio[3]	63.5%	57.9%	5.6pts

Non-Core Business Results (Outside of New York)
The Company has been aggressively reducing policy count in the Non-Core Business, subject to regulatory requirements.

Non-Core Business Results (Outside of New York)	Three Months Ended
($ in thousands, except percentages)	March 31,
	2025	2024	Change
Direct premiums written[1,3]	$1,000	$2,738	(63.5)%
Net premiums earned	$1,266	$2,264	(44.1)%
Net loss ratio excluding the effect of catastrophes[1,3]	18.3%	88.9%	(70.6)pts
Catastrophe loss ratio[1,3]	10.3%	20.9%	(10.6)pts
Net loss ratio[3]	28.6%	109.8%	(81.2)pts

Premium and Policy Trends

Premium and Policy Trends	Quarter Ended
($ in thousands)	March 31, 2025	Sequential Change	December 31, 2024	Sequential Change	September 30, 2024	Sequential Change	June 30, 2024	Sequential Change	March 31, 2024
Core Business[2]
Direct premiums written[1,3]	$57,175	(18.5)%	$70,164	9.3%	$64,170	25.1%	$51,306	10.1%	$46,587
Policies in force	73,965	0.1%	73,857	6.5%	69,347	3.6%	66,934	(0.1)%	66,991
Non-Core Business[2]
Direct premiums written[1,3]	$1,000	(57.8)%	$2,370	(3.5)%	$2,457	12.2%	$2,190	(20.0)%	$2,738
Policies in force	2,940	(22.6)%	3,799	(31.4)%	5,540	(24.2)%	7,306	(19.5)%	9,080

1These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures. See “Definitions and Non-GAAP Measures”.

2Kingstone refers to New York business as its “Core” business and business outside of New York as its “Non-Core” business.

3Core and Non-Core business direct premiums written, net loss ratio excluding the effect of catastrophes and catastrophe loss ratio are not based on GAAP. Net premiums earned is the most directly comparable GAAP measure to direct premiums written. Net loss ratio is the most directly comparable GAAP measure to net loss ratio excluding the effect of catastrophes and catastrophe loss ratio. The aggregate of Core Business and Non-Core Business direct premiums written is represented by direct premiums written, as set forth under Consolidated Financial Results above. The combined Core Business and Non-Core Business net loss ratios are represented by net loss ratios, as set forth under Consolidated Financial Results above. The combined Core Business and Non-Core Business net loss ratios excluding the effect of catastrophes and catastrophe loss ratios are reconciled below to net loss ratio, the most directly comparable GAAP measure. See “Definitions and Non-GAAP Measures”.

Conference Call Details
Friday, May 9, 2025, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free    1-877-423-9820
International     1-201-493-6749

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed via webcast in the “Investor Relations/Events & Presentations” tab of the Company’s website or by clicking here. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2024 was the 12th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of May 8, 2025 and management's review of the anticipated financial results for 2025. Such guidance remains subject to change based on management's ongoing review of the Company's 2025 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

The risks and uncertainties include, without limitation, the following:

•the risk of significant losses from catastrophes and severe weather events;
•risks related to the lack of a financial strength rating from A.M. Best;
•risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
•adverse capital, credit and financial market conditions;
•risks related to volatility in net investment income;
•the unavailability of reinsurance at current levels and prices;
•the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•the credit risk of our reinsurers;
•the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•the effects of climate change on the frequency or severity of weather events and wildfires;
•risks related to the limited market area of our business;
•risks related to a concentration of business in a limited number of producers;
•legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•limitations with regard to our ability to pay dividends;
•the effects of competition in our market areas;
•our reliance on certain key personnel;
•risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
•our reliance on information technology and information systems.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written represent the total premiums charged on policies issued by the Company during the respective fiscal period.

Net premiums written are direct premiums written less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct premiums written and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct premiums written and net premiums written, along with other measures, to gauge the Company’s performance and evaluate results. Direct premiums written and net premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.

Adjusted EBITDA is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, and stock-based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.

Management uses adjusted EBITDA along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income and does not reflect the Company’s overall profitability.

Operating net income and basic operating net income per share is net income and basic income per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income and basic net income per share are the GAAP measures most closely comparable to operating net income and basic operating net income per share.

Management uses operating net income and basic operating net income per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income and basic operating net income per share are provided as supplemental information, not as a substitute for net income and basic net income per share and do not reflect the Company’s overall profitability.

Operating net income and diluted operating net income per share is net income and diluted income per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income and diluted net income per share are the GAAP measures most closely comparable to operating net income and diluted operating net income (loss) per share.

Management uses operating net income and diluted operating net income per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income and diluted operating net income per share are provided as supplemental information, not as a substitute for net income and diluted net income per share, and do not reflect the Company’s overall profitability.

Operating return on equity is operating income divided by average equity. Return on equity is the GAAP measure most closely comparable to operating return on equity.

Management uses operating return on equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company’s overall return on average common equity.

Underlying loss ratio is a non-GAAP ratio, which is computed as the GAAP net loss ratio excluding the effect of prior year loss reserve development and catastrophe losses.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Net loss ratio excluding the effect of catastrophes is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by catastrophe losses. Catastrophe losses cause the Company’s net loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

The table below reconciles direct premiums written to net premiums earned for the periods presented:

	For the Three Months Ended
	March 31,
			%
	2025	2024	Change
(000’s except percentages)
Direct Premiums Written Reconciliation:

Direct premiums written	$58,175	$49,325	17.9%
Ceded written premiums	2,834	(11,230)	NM

Net premiums written	61,009	38,095	60.1
Change in unearned premiums	(17,486)	(9,275)	88.5

Net premiums earned	$43,523	$28,820	51.0%

The following table reconciles net income to adjusted EBITDA for the periods indicated:

	For the Three Months Ended
	March 31,
			%
	2025	2024	Change

(000’s except percentages)
Adjusted EBITDA Reconciliation:

Net income	$3,883	$1,427	172.1%
Interest expense	227	994	(77.2)
Income tax expense	836	378	121.2
Depreciation and amortization	624	597	4.5
EBITDA	5,570	3,395	64.1
Loss on extinguishment of debt	175	—	NM
Net loss (gain) on investments	138	(726)	NM
Gain on sale of real estate	(1,966)	—	NM
Stock-based compensation	339	266	27.4
Adjusted EBITDA	$4,256	$2,934	45.1%

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and basic net income per share to basic operating net income per share for the periods indicated:

	For the Three Months Ended
	March 31, 2025		March 31, 2024

	Amount	Basic income per common share	Amount	Basic income per common share
(000’s except per common share amounts)
Operating Net Income and Operating Net Income per Basic Common Share Reconciliation:

Net income	$3,883	$0.29	$1,427	$0.13

Net loss (gain) on investments	138		(726)
(Gain) on sale of real estate	(1,966)		—
Net loss (gain) on investments and (gain) on sale of real estate	(1,828)		(726)
Less tax (expense) on net (gain)	(384)		(152)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	(1,444)	$(0.11)	(574)	$(0.05)

Operating net income	$2,439	$0.18	$853	$0.08

Weighted average basic shares outstanding	13,472,404		10,999,662

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and diluted net income per share to diluted operating net income per share for the periods indicated:

	For the Three Months Ended
	March 31, 2025		March 31, 2024

	Amount	Diluted income per common share	Amount	Diluted income per common share
(000’s except per common share amounts)
Operating Net Income and Operating Net Income per Diluted Common Share Reconciliation:

Net income	$3,883	$0.27	$1,427	$0.12

Net loss (gain) on investments	138		(726)
(Gain) on sale of real estate	(1,966)		—
Net loss (gain) on investments and (gain) on sale of real estate	(1,828)		(726)
Less tax (expense) on net (gain)	(384)		(152)

Net loss (gain) on investments and (gain) on sale of real estate, net of taxes	(1,444)	$(0.10)	(574)	$(0.05)

Operating net income	$2,439	$0.17	$853	$0.07

Weighted average diluted shares outstanding	14,272,502		11,791,520

(Components may not sum due to rounding)

The following table reconciles net income to operating net income and return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended
	March 31,
	2025	2024	Change
(000’s except percentages)
Operating Net Income Reconciliation:

Net income	$3,883	$1,427	172.1%

Net loss (gain) on investments	138	(726)	NM
(Gain) on sale of real estate	(1,966)	—	NM
Net loss (gain) on investments and (gain) on sale of real estate	(1,828)	(726)	151.8%
Less tax (expense) on net (gain)	(384)	(152)	152.6%
Net (gain) on investments and (gain) on sale of real estate, net of taxes	(1,444)	(574)	151.6%

Operating net income	$2,439	$853	185.9%

Operating Return on Equity Reconciliation:

Net income	$3,883	$1,427	172.1%
Average equity	$74,459	$35,127	112.0%
Return on equity	5.2%	4.1%	1.1pts
Return on equity - annualized	20.8%	16.4%	4.4pts

Net (gain) on investments and (gain) on sale of real estate, net of taxes	$(1,444)	$(574)	151.6%
Average equity	$74,459	$35,127	112.0%
Effect of net (gain) on investments and (gain) on sale of real estate, net of taxes, on return on equity	(1.9)%	(1.6)%	(0.3)pts

Operating net income	$2,439	$853	185.9%
Operating net income - annualized	$9,756	$3,412	185.9%
Average equity	$74,459	$35,127	112.0%

Operating return on equity	3.3%	2.4%	0.9pts
Operating return on equity - annualized	13.1%	9.7%	3.4pts

(Components may not sum due to rounding)

The following table reconciles the underlying loss ratio and the net loss ratio excluding the effect of catastrophes to the net loss ratio for the periods presented:

	For the Three Months Ended
	March 31,
	2025	2024	Percentage Point Change
Underlying Loss Ratio Reconciliation:

Underlying Loss Ratio	62.1%	58.8%	3.3	pts

Effect of prior-year reserve development	(1.4)%	(2.0)%	0.6	pts
Net loss ratio excluding the effect of catastrophes	60.7%	56.8%	3.9	pts
Effect of catastrophes	1.7%	5.2%	(3.5)	pts

Net loss ratio	62.4%	62.0%	0.4	pts

(Components may not sum due to rounding)

The following table reconciles the Core Business, Non-Core Business and Combined net loss ratio excluding the effect of catastrophes to the Core Business, Non-Core Business and net loss ratio for the periods presented:

	For the Three Months Ended
	March 31,
	2025	2024	Percentage Point Change
Core Business, Non-Core Business and Combined Net Loss Ratio Excluding the Effect of Catastrophes Ratio Reconciliation:

Core Business Net loss ratio excluding the effect of catastrophes	62.0%	54.1%	7.9	pts
Core Business Effect of catastrophes	1.5%	3.8%	(2.3)	pts
Core Business Net loss ratio	63.5%	57.9%	5.6	pts

Core Business Net loss ratio excluding the effect of catastrophes	18.3%	88.9%	(70.6)	pts
Core Business Effect of catastrophes	10.3%	20.9%	(10.6)	pts
Core Business Net loss ratio	28.6%	109.8%	(81.2)	pts

Combined Net loss ratio excluding the effect of catastrophes	60.7%	56.8%	3.9	pts
Combined Effect of catastrophes	1.7%	5.2%	(3.5)	pts
Net loss ratio	62.4%	62.0%	0.4	pts

(Components may not sum due to rounding)

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of
$5,976,487 at March 31, 2025 and $5,959,265 at December 31, 2024)	$7,046,023	$7,047,342
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$216,882,931 at March 31, 2025 and $202,308,158 at December 31, 2024)	204,282,369	186,893,438
Equity securities, at fair value (cost of $13,527,554 at March 31, 2025
and December 31, 2024)	10,103,175	10,296,505
Other investments	4,437,733	4,380,656
Total investments	225,869,300	208,617,941
Cash and cash equivalents	37,490,182	28,669,441
Premiums receivable, net	17,012,840	21,766,988
Reinsurance receivables, net	60,818,148	69,322,436
Deferred policy acquisition costs	24,400,992	24,732,371
Intangible assets	500,000	500,000
Property and equipment, net	7,889,564	9,283,970
Deferred income taxes, net	5,132,770	5,597,920
Other assets	6,325,444	6,424,776
Total assets	$385,439,240	$374,915,843

Liabilities
Loss and loss adjustment expense reserves	$135,334,723	$126,210,428
Unearned premiums	132,231,352	134,701,733
Advance premiums	4,079,775	3,503,063
Reinsurance balances payable	5,815,948	10,509,121
Deferred ceding commission revenue	7,085,047	11,541,239
Accounts payable, accrued expenses and other liabilities	11,967,825	10,570,388
Income taxes payable	1,350,342	—
Debt, net (current $1,241,294 and long-term $4,122,971 at March 31, 2025,
current $6,849,257 and long-term $4,322,163 at December 31, 2024 )	5,364,265	11,171,420
Total liabilities	303,229,277	308,207,392

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.01 par value; authorized 2,500,000 shares	—	—
Common stock, $.01 par value; authorized 20,000,000 shares; issued 15,283,417 shares at March 31, 2025 and 14,448,205 shares at December 31, 2024; outstanding
13,759,292 shares at March 31, 2025 and 12,924,080 shares at December 31, 2024	152,834	144,482
Capital in excess of par	98,450,640	89,063,326
Accumulated other comprehensive loss	(9,952,290)	(12,175,476)
Accumulated deficit	(873,214)	(4,755,874)
	87,777,970	72,276,458
Treasury stock, at cost, 1,524,125 shares at March 31, 2025
and December 31, 2024	(5,568,007)	(5,568,007)
Total stockholders' equity	82,209,963	66,708,451

Total liabilities and stockholders' equity	$385,439,240	$374,915,843

Consolidated Statements of Income and Comprehensive Income (Unaudited)
	For the Three Months Ended
	March 31,
	2025	2024

Revenues
Net premiums earned	$43,523,063	$28,819,902
Ceding commission revenue	2,958,691	4,567,111
Net investment income	2,048,596	1,502,860
Net (losses) gains on investments	(137,979)	726,391
Gain on sale of real estate	1,965,989	—
Other income	140,415	148,913
Total revenues	50,498,775	35,765,177

Expenses
Loss and loss adjustment expenses	27,175,078	17,859,587
Commission expense	9,312,880	7,851,812
Other underwriting expenses	7,405,422	5,880,605
Other operating expenses	1,035,737	778,082
Depreciation and amortization	623,863	596,513
Interest expense	227,454	993,875
Total expenses	45,780,434	33,960,474

Income from operations before taxes	4,718,341	1,804,703
Income tax expense	835,681	378,024
Net income	3,882,660	1,426,679

Other comprehensive income (loss), net of tax
Gross decrease (increase) in unrealized losses
on available-for-sale-securities	2,812,432	(560,347)

Reclassification adjustment for losses
included in net income	1,726	2,867
Net decrease (increase) in unrealized losses	2,814,158	(557,480)
Income tax (expense) benefit related to items
of other comprehensive income (loss)	(590,972)	117,072
Other comprehensive income (loss), net of tax	2,223,186	(440,408)

Comprehensive income	$6,105,846	$986,271

Earnings per common share:
Basic	$0.29	$0.13
Diluted	$0.27	$0.12

Weighted average common shares outstanding
Basic	13,472,404	10,999,662
Diluted	14,272,502	11,791,520

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Unaudited)
Three Months ended March 31, 2025 and 2024
						Accumulated
					Capital	Other
	Preferred Stock		Common Stock		in Excess	Comprehensive	Accumulated	Treasury Stock
	Shares	Amount	Shares	Amount	of Par	Loss	Deficit	Shares	Amount	Total
Balance, January 1, 2024	—	$—	12,248,313	$122,483	$75,338,010	$(12,274,563)	$(23,114,310)	1,471,406	$(5,567,481)	$34,504,139
Stock-based compensation	—	—	—	—	265,789	—	—	—	—	265,789
Vesting of restricted stock awards	—	—	233,627	2,336	(2,336)	—	—	—	—	—
Shares deducted from restricted stock
awards for payment of withholding taxes	—	—	(2,518)	(25)	(6,367)	—	—	—	—	(6,392)
Net income	—	—	—	—	—	—	1,426,679	—	—	1,426,679
Increase in unrealized losses on available-
for-sale securities, net of tax	—	—	—	—	—	(440,408)	—	—	—	(440,408)
Balance, March 31, 2024	—	$—	12,479,422	$124,794	$75,595,096	$(12,714,971)	$(21,687,631)	1,471,406	$(5,567,481)	$35,749,807

Balance, January 1, 2025	—	$—	14,448,205	$144,482	$89,063,326	$(12,175,476)	$(4,755,874)	1,524,125	$(5,568,007)	$66,708,451
Stock-based compensation	—	—	—	—	339,010	—	—	—	—	339,010
Vesting of restricted stock awards	—	—	212,892	2,129	(2,129)	—	—	—	—	—
Exercise of stock options	—	—	44,929	449	55,700	—	—	—	—	56,149
Issuance of common stock, net of
offering costs of $221,792	—	—	612,999	6,130	9,539,562	—	—	—	—	9,545,692
Shares deducted from restricted stock
awards for payment of withholding taxes	—	—	(34,740)	(347)	(530,533)	—	—	—	—	(530,880)
Shares deducted from exercise of stock
options for payment of withholding taxes	—	—	(868)	(9)	(14,296)	—	—	—	—	(14,305)
Net income	—	—	—	—	—	—	3,882,660	—	—	3,882,660
Decrease in unrealized losses on available-
for-sale securities, net of tax	—	—	—	—	—	2,223,186	—	—	—	2,223,186
Balance, March 31, 2025	—	$—	15,283,417	$152,834	$98,450,640	$(9,952,290)	$(873,214)	1,524,125	$(5,568,007)	$82,209,963